Exhibit 4.23

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                           MITEL KNOWLEDGE CORPORATION
                                       AND
                           MITEL NETWORKS CORPORATION

                                   DATED AS OF
                                NOVEMBER 1, 2002

                                November 1, 2002



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                           PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT is entered into as of November 1, 2002, BETWEEN:

      Mitel Knowledge Corporation, a corporation incorporated under the laws of Canada ( "MKC"),

- and -

      Mitel Networks Corporation, a corporation incorporated under the laws of Canada ( "MNC"),

WHEREAS:

A. MKC and MNC executed a Research and Development Agreement (the "R&D Agreement"), effective as of March 27, 2001, pursuant to which MKC retained MNC to perform certain research and development work;

B. MKC and MNC have agreed to terminate the R&D Agreement, as provided in a Termination Agreement dated November 1, 2002;

               NOW THEREFORE, the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.01 Definitions

      In this Agreement, the following capitalized terms and expressions shall have the meanings hereinafter ascribed thereto:

      (a)   "Act" means the Income Tax Act (Canada), as amended;

      (b)   "Agreement"  means  this  agreement,   including  its  recitals  and
            schedules, as amended from time to time;

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      (c)   "Effective  Time" means 2:00 p.m.  Eastern Standard Time on November
            1, 2002;

      (d) "Laws" means legally binding laws, statutes, by-laws and ordinances of any Governmental Authority having jurisdiction;

      (e) "MKC Technology" has the meaning set out in Section 10 of the R&D Agreement, but, for greater certainty, does not include any technology that has been independently developed by MKC including, but not limited to, that embodied in the Mitel Networks 3050 ICP, and the additional work done to complete the SIP capable 5055 and 5056 IP phones from the working prototype stage reached by MNC;

      (f)   "Note" has the meaning set out in Section 2.07;

      (g)   "Price" has the meaning set out in Section 2.04

      (h)   "MNC Shares" has the meaning set out in Section 2.05.

      (i)   "Purchased Assets" has the meaning set out in Section 2.01;

1.02 Interpretation

      In this Agreement:

      (a) all references to a designated "Article", "section", "subsection" or other subdivision or to a Schedule are to the designated Article, section, subsection or other subdivision of or Schedule to this Agreement;

      (b) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, Schedule or other subdivision of this Agreement;

      (c) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

      (d) the singular of any term includes the plural, and vice versa; any reference to the masculine, feminine or neuter genders, as the case may be, includes a reference to each of the masculine, feminine or neuter genders, as the case may be, and, where applicable, a corporation; the word "or" is not exclusive and the word

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            "including" is not limiting whether or not non-limiting  language is used with reference thereto; and

      (e) any reference to a statute includes a reference to such statute and to the regulations made pursuant thereto, as in effect from time to time.

1.03 Currency

      All references to currency herein are to lawful money of Canada.

                         ARTICLE 2 - SALE AND PURCHASE

2.01 Assets to be Sold and Purchased

      Upon and subject to the terms and conditions hereof, MKC hereby sells, conveys, transfers and assigns to MNC and MNC hereby purchases and acquires from MKC, as of the Effective Time, all of the right, title, benefit and interest of MKC in the MKC Technology held in the name of MKC (the "Purchased Assets").

2.02 Transfer on an "As Is" Basis

      MNC acknowledges and agrees with MKC that MNC is acquiring the Purchased Assets on an "as is, where is" basis, without any representation or warranty, covenant or indemnification by MKC.

2.03 Registration of Ownership of Purchased Assets

      MKC and MNC shall execute the "short form" patent and copyright assignment agreements attached hereto as Schedules "A" and "B" to fully effect the transfer of rights in the patent and copyrights identified in said schedules. MKC shall request the recordal of said short term assignment documentation in all jurisdictions in which said patents and copyrights exist at the Effective Time and shall diligently and in good faith do all things required to effect recordal of said assignments in a timely fashion. MNC shall submit to MKC a list of such patents and copyrights and shall identify the relevant jurisdictions prior to requesting the execution and filing of the assignments.

2.04 Price

      The price payable to MKC for the Purchased Assets is $12,526,713 (the "Price"), which MKC and MNC agree represents their fair market value and is the sum of the following:


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      Class 44 Patents                                     $1,565,839
      Class 12 In-process R&D                              $10,960,874

2.05 Payment of Price

      The Price shall be paid or satisfied by MNC allotting, issuing and delivering to the MKC 4,555,169 common shares in the capital of MNC (the "MNC Shares") upon execution hereof, which MNC Shares shall :

            (i)   have a stated capital in the aggregate equal to the Price;

            (ii)  be issued as fully paid and non-assessable.

2.06 Rollover Elections

      (1) MNC and MKC undertake to jointly elect under Section 85 of the Act and any applicable similar provisions under the laws of any province of Canada within the time and in the form prescribed using the Price allocation set out at Section 2.04. MNC and MKC agree that the elected proceeds of disposition for each class of Purchased Assets shall be the undepreciated capital cost of such class as that amount is defined under the Act.

      (2) In the event that the Canada Customs and Revenue Agency or any other competent taxing authority at any time proposes to issue or issues any assessment or reassessment on the basis that the undepreciated capital cost of any class of Purchased Assets is less than or greater than the elected proceeds of disposition, then to the full extent permitted under applicable Law, MKC and MNC shall adjust amounts set out in the election referred to in section 2.06(1) retroactively, with effect on the Effective Time, and MKC and MNC shall jointly amend the election form accordingly within the time and in the form prescribed.

2.07 Transfer Taxes and IP Registration Fees

      (1) MNC shall be responsible to pay any applicable GST on the transfer of the Purchased Assets.

      (2) MKC shall be responsible to pay all registration, assignment or transfer fees or taxes for the Purchased Assets.

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                       ARTICLE 3 - THE CLOSING DELIVERIES

3.01 Deliveries

      MNC hereby delivers to MKC a share certificate dated as of the Effective Time in favour of MKC evidencing 4,555,169 MNC Shares.

                              ARTICLE 4 - GENERAL

4.01 Benefit of the Agreement

      This  Agreement  shall  enure to the  benefit of and be  binding  upon the
respective  heirs,  executors,   administrators,  other  legal  representatives,
successors and permitted assigns of the parties hereto.

4.02 Amendments and Waivers

      No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

4.03 Assignment

      This Agreement may not be assigned by MKC or MNC without the prior written consent of the other.

4.04 Notices

      Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

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                  To MKC:

                  Mitel Knowledge Corporation
                  555 Legget Drive, Suite 534
                  Kanata, Ontario
                  K2K 2X3,

                  Fax No.: (613) 271-9810
                  Attention: Paul Chiarelli

                  To MNC:

                  Mitel Networks Corporation
                  350 Legget Drive
                  Kanata, Ontario
                  K2K 2W7

                  Fax No.: (613) 591-2320
                  Attention: Jenifer Chilcott

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

4.05 Governing Law

      This Agreement is governed by and shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.06 Attornment

      For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Parent Corporation and the Subsidiary each hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

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4.07 Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first written above.

                                         MITEL KNOWLEDGE CORPORATION

                                    Per:
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                                         MITEL NETWORKS CORPORATION

                                    Per:
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